Exhibit 10.3
Amendment to Employment Contract

Between

UL International Demko A/S
Borupvang 5A
2750 Ballerup Denmark
(CVR No. 19 19 55 97)

(hereinafter the "Company")
A wholly owned subsidiary of UL Solutions Inc. ("ULS")

and

Gitte Schjøtz
Søvej 21,
2840 Holte

(hereinafter the "Employee")

RECITALS
The parties agree to the following amendments of Employee’s Amended and Restated Employment Contract that became effective on January 1, 2025 (the “Employment Contract”). This Amendment to Employment Contract will become effective on September 1, 2025.
The Employment Contract is hereby modified by the following provisions, which amend the Employment Contract and, where applicable, replace or supersede existing provisions or terms concerning those subject matters:
1.JOB TITLE
1.1The Employee’s new job title will be: Chief Business Operations and Innovation Officer.
1.2The Employee will be provided with a job description for the position in a separate document.
2.GENERAL
This Amendment Agreement supersedes all previous oral or written understandings or agreements, if any, made by or with the Company regarding the above amendments to the Employment Contract. Further, the Employee acknowledges and agrees that he or she has not, will not and cannot rely on any representations not expressly made herein.
If any portion of this Amendment to Employment Contract or the Employment Contract is held unenforceable, the parties agree that a court of competent jurisdiction may modify the agreement (by adding or removing language) or sever unenforceable provisions in order to render this Amendment to Employment Contract or the Employment Contract enforceable to the fullest extent permitted by law.

The remaining terms of the Employment Contract shall be unaffected by the changes listed above.
Any amendments and/or supplements to this Amendment to Employment Contract must be in writing.
This Amendment Agreement shall be governed by laws of Denmark.

This Employment Contract has been signed and executed in duplicate and the Company and the Employee have received one copy each.

Northbrook, August 12, 2025

UL International Demko A/S:	Gitte Schjøtz:
/s/ Linda Chapin Linda Chapin, Executive Vice President and Chief Human Resources Officer of UL Solutions Inc., the corporate parent thereof	/s/ Gitte Schjøtz